Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
VERA BRADLEY, INC.

(Amended through February 28, 2019)

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1.1. Annual Meetings. Annual meetings of the shareholders of Vera Bradley, Inc. (the “Corporation”) shall be held each year on such date, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation. The Board of Directors may, by resolution, change the date, time or place of such annual meeting.

Section 1.2. Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time only by or at the direction of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. The Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer, as the case may be, calling a special meeting of the shareholders shall set the date, time and place of such meeting which may be held within or without the state of Indiana.

Section 1.3. Proper Business. To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder.

(a) The exclusive means for a shareholder to make nominations for the election of Directors are set forth in Section 2.12 of these Bylaws.

(b) For business (other than nominations for the election of Directors) to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation no earlier than 120 days and not later than 90 days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the later of 90 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.

(c) Any notification by a shareholder under Section 1.3 of these Bylaws shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of any beneficial owner or owners on whose behalf the business is being proposed; (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) the class and number of shares of the Corporation that are owned beneficially and of record by such shareholder or beneficial owner or owners and a representation that such shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days following the later of the record date or the date the record date is first publicly disclosed; (v) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any class of the Corporation; (vi) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; (vii) any material interest of the shareholder in such business; (viii) a representation whether the proposing shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Corporation’s stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal; and (ix) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and a representation that such shareholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date within five business days following the later of the record date or the date notice of the record date is first publicly disclosed. For purposes of these Bylaws, the information required by items (iv) through (vi) of the preceding sentence shall be referred to as the “Required Disclosures”.

(d) To be properly brought before a special meeting of shareholders called pursuant to Section 1.2, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or must otherwise be properly brought before the meeting by or at the direction of the Board of Directors.

(e) Notwithstanding the foregoing provisions of this Section 1.3 or Section 2.12 of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.3 and Section 2.12 of these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this Section 1.3 or any nominations to be considered pursuant to Section 2.12 of these Bylaws. Nothing in this Section 1.3 or in Section 2.12 of these Bylaws shall be deemed to limit the Corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act or any successor rule.
(f) No business shall be conducted at a meeting of shareholders except in accordance with this Section 1.3 and the chairman of any meeting of shareholders may refuse to permit any business to be brought before a meeting without compliance with the foregoing procedures.

Section 1.4. Notices.

(a) A written notice (as the term “written” is defined in Section 6.10 of these Bylaws) stating (i) the date, time and place of any meeting of the shareholders, (ii) the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than 10 nor more than 60 days before the date of the meeting. Notice of shareholders’ meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at the shareholder’s address shown in the Corporation’s current record of shareholders; provided, that this requirement shall be satisfied with respect to shareholders of record who share an address, and notice shall be deemed to have been given to all such shareholders, if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and the provisions of Section 23-1-20-29 of the Indiana Business Corporation Law (the “Act”). If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her or its address as it appears in the books of the Corporation, with postage thereon prepaid. If sent by electronic transmission, notice shall be deemed to be delivered when sent.

(b) A shareholder or the shareholder’s proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. A shareholder’s attendance at a meeting, whether in person or by proxy, (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder’s proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or the shareholder’s proxy objects to considering the matter when it is presented. Each shareholder who has in the manner above provided waived notice or objection to notice of a shareholders’ meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

(c) If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 1.5. Quorum.

Unless otherwise provided by the Act or the Articles of Incorporation, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders’ meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 1.6. Vote Required to Take Action.

(a) If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Articles of Incorporation or the Act require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

Section 1.7. Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders’ meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date 70 days immediately preceding the meeting. In the absence of such determination, the record date shall be the 50th day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

Section 1.8. Proxies; Acceptance of Instruments Showing Shareholder Action. A shareholder’s shares may be voted either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders’ meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for 11 months unless a shorter or longer period is expressly provided in the appointment form. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. The presence of a shareholder who has filed a proxy at a meeting shall not of itself constitute a revocation of such proxy. Subject to the Act and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

Section 1.9. Organization. At every meeting of the shareholders, the Chairman of the Board, or, in the Chairman’s absence, a person designated by the Chairman, or, in the absence of such designation, a person chosen by the Board of Directors, shall act as a chairman. The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary’s absence, the chairman shall appoint a secretary.

Section 1.10. Voting Lists. At least five business days before each meeting of shareholders, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders entitled to notice of a shareholders’ meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder during the holding of such meeting. Unless otherwise required by law, the Corporation need not include electronic mail addresses or other electronic contact information on such list. Unless otherwise required by law, the list prepared in accordance with this Section 1.10 shall be the only evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.

Section 1.11. Participation by Conference Telephone. Subject to such guidelines and procedures as the Board of Directors may determine, the Board of Directors may permit any or all shareholders or proxyholders to participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder or proxyholder participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 1.12. Conduct of Meeting. At any meeting of shareholders of the Corporation, the Chairman of the Board (or, in the absence of the Chairman of the Board, such person designated by the Chairman or the Board of Directors as chair pursuant to Section 1.9 of these Bylaws) shall prescribe the order of business to be conducted at the meeting and establish procedures incident thereto. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Board or designated chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman of the Board or such chair, are appropriate for the proper conduct of the meeting. Unless, and to the extent determined by the Board of Directors, the Chairman of the Board or the designated chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE II
DIRECTORS

Section 2.1. Number, Qualification and Terms.

(a) The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of at least one Director with the exact number to be fixed from time to time by resolution of a majority of the full Board of Directors. In the absence of any such resolution, the number of Directors shall be 11.

(b) The Corporation hereby elects not to be governed by Section 23-1-33-6(c) of the Act. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office for the class of Directors elected in 2016 shall expire at the annual meeting of shareholders to be held in 2019, the term of office for the class of Directors elected in 2017 shall expire at the annual meeting of shareholders to be held in 2020, and the term of office for the class of Directors elected in 2018 shall expire at the annual meeting of shareholders to be held in 2021. Beginning with the annual meeting of shareholders to be held in 2019 and at each annual meeting thereafter, Directors succeeding those whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the next annual meeting of shareholders and until such Director’s successor shall be elected and qualified or until the Director’s earlier death, resignation, or removal. Despite the expiration of a Director’s term, the Director shall continue to serve until the Director’s successor is elected and qualified or until the Director’s earlier death, resignation, or removal or until there is a decrease in the number of Directors.

(c) The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

Section 2.2. Vacancies. Any vacancy occurring in the Board of Directors, from whatever cause arising, including an increase in the number of Directors, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum). A Director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified or until the Director’s earlier death, resignation, or removal.

Section 2.3. Quorum and Vote Required to Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, the Articles of Incorporation or these Bylaws.

Section 2.4. Regular Meetings. The Board of Directors shall meet annually, without notice, immediately following the annual meeting of the shareholders, for the purpose of transacting such business as properly may come before the meeting. Other regular meetings of the Board of Directors, in addition to said annual meeting, shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or a majority of the Directors then in office upon not less than 24 hours’ notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wired or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.6. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, included in the minutes or filed with the corporate records reflecting the action taken and delivered to the Secretary of the Corporation. Action taken under this Section 2.6. is effective when the last Director signs the consent, unless (a) the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date or (b) the action taken under this Section 2.6 is taken electronically as contemplated by Indiana Code § 26-2-8, in which case the effective date is determined in accordance with Indiana Code § 26-2-8. A consent signed under this Section 2.6 shall have the same effect as a unanimous meeting vote of all members of the Board and may be described as such in any document.

Section 2.7. Participation by Conference Telephone. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 2.8. Organization. At every meeting of the Board of Directors, the Chairman of the Board, or in the Chairman’s absence, a person designated by the Chairman, shall act as chairman. The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary’s absence, the chairman of the meeting shall appoint a secretary.

Section 2.9. Resignation. A Director may resign at any time by delivering written notice to the Chairman of the Board, the Secretary of the Corporation, the Board of Directors, or such other officer as the Board of Directors may designate, and such resignation shall become effective upon such delivery unless the notice specifies a later effective date.

Section 2.10. Removal. Any one or more of the members of the Board of Directors may be removed, with or without cause, only at a meeting of shareholders called expressly for that purpose, by the affirmative vote of holders of outstanding shares representing at least a majority of all of the votes then entitled to be cast at an election of Directors.

Section 2.11. Compensation. Any Director who is also an officer of the Corporation shall receive no separate compensation for serving as Director. Each Director who is not an officer of the Corporation shall be paid such compensation or other remuneration as shall be fixed from time to time by resolution of the Board of Directors. Each Director shall be reimbursed by the Corporation for travel and other reasonable out-of-pocket expenses incurred in attending such meetings, as well as meetings of the Corporation’s shareholders and committees of the Board of Directors and other Corporation functions and events attended at the request of the Corporation.

Section 2.12. Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors who complies fully with the requirements of these Bylaws.

(a) Any shareholder entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation no earlier than 120 days and not later than 90 days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the later of 90 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.

(b) Each notice under Section 2.12(a) of these Bylaws shall be signed manually or by facsimile by the shareholder of record and shall set forth (i) the name and address, as they appear on the Corporation’s books, of the shareholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the shareholder is a holder of record of shares of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the Required Disclosures; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of capital stock of the Corporation that are owned of record or beneficially by each such nominee; (vii) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (ix) the written consent of each nominee to serve as a Director of the Corporation if so elected.

(c) The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure; only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as Directors.

(d) This Section 2.12 shall not affect the right of the holders of Preferred Stock to nominate and elect Directors in the event such right arises.

Section 2.13. Committees.

(a) The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b) To the extent specified by the Board of Directors in the resolution creating a committee (as such resolution may be amended by the Board of Directors from time to time), and except as otherwise provided in the Act, each committee may exercise all of the authority of the Board of Directors; provided, however, that a committee may not:
(i) authorize dividends or other distributions, except a committee (or an executive officer of the Corporation designated by the Board of Directors) may authorize or approve a reacquisition of shares or other distribution if done according to formula or method, or within a range, prescribed by the Board of Directors;
(ii) approve or propose to shareholders action that is required to be approved by shareholders;
(iii) fill vacancies on the Board of Directors or on any of its committees;
(iv) except to the extent permitted by clause (vii) below, amend the Articles of Incorporation under Section 23-1-38-2 of the Act;
(v) adopt, amend, repeal or waive provisions of these Bylaws;
(vi) approve a plan of merger not requiring shareholder approval; or
(vii) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take action described in this subdivision within limits prescribed by the Board of Directors.

(c) Except to the extent inconsistent with the resolutions creating a committee, the provisions of these Bylaws which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

(d) A member of a committee of the Board of Directors who is also an officer of the Corporation shall receive no separate compensation for serving as a member of such committee. Each member of a committee of the Board of Directors who is not an officer of the Corporation shall be paid such compensation for attendance at committee meetings as shall be fixed from time to time by resolution of the Board of Directors. Committee members shall be reimbursed by the Corporation for travel expenses incurred in attending committee meetings.

ARTICLE III
OFFICERS

Section 3.1. Designation and Selection. The officers of the Corporation shall consist of the Chief Executive Officer and the Secretary. The Board of Directors may also elect a President, one or more Vice Presidents, Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. The officers of the Corporation shall be elected by, and serve at the pleasure of, the Board of Directors and need not be selected from among the members of the Board of Directors. Any two or more offices may be held by the same person. The election or appointment of an officer does not itself create contract rights.

Section 3.2. Removal. The Board of Directors may remove any officer at any time with or without cause. An officer appointed by the Chairman of the Board may also be removed at any time, with or without cause, by the Chairman of the Board.

Section 3.3. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall, when present, preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall perform such other duties and functions as may be assigned to the Chairman of the Board from time to time by the Board of Directors.

Section 3.4. Chief Executive Officer. The Chief Executive Officer shall formulate the major policies to be pursued in the administration of the Corporation’s affairs and shall exercise the powers and perform the duties which ordinarily appertain to that office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors or as may be provided for in these Bylaws.

Section 3.5. President. The President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe.

Section 3.6. Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and the Chief Executive Officer may, from time to time, delegate to him or her.

Section 3.7. Treasurer. The Treasurer, if any, shall perform all of the duties customary to that office, including the duty of supervising the keeping of the records of the receipts and disbursements of the Corporation. The Treasurer shall submit to the Board of Directors at such times as the Board may require, full statements showing in detail the financial condition and affairs of the Corporation.

Section 3.8. Assistant Treasurer. In the absence of inability of the Treasurer, the Assistant Treasurer, if any, shall perform the duties as are specifically assigned to him or her, in writing, by the Board of Directors, the Chief Executive Officer or the Treasurer.

Section 3.9. Secretary. The Secretary shall be the custodian of the books, papers and records of the Corporation and shall be responsible for seeing that the Corporation maintains the records required by the Act (other than accounting records) and that the Corporation files with the Indiana Secretary of State the bi-annual report required by the Act. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and shall perform all of the other duties usual in the office of the secretary of a corporation and as are specifically assigned to him or her, in writing, by the Board of Directors or the Chief Executive Officer.

Section 3.10. Assistant Secretary. In the absence or inability of the Secretary, the Assistant Secretary, if any, shall perform only such duties as are provided herein or specifically assigned to him or her, in writing, by the Board of Directors, the Chief Executive Officer or the Secretary.

Section 3.11. Resignations. Any corporate officer may resign at any time by delivering written notice thereof to the Board of Directors, the Chairman of the Board or the Secretary. Such resignation shall take effect at the time delivered unless a later time is specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Vacancies in such offices, however, occurring, may be filled by the Board of Directors at any meting of the Board of Directors.

ARTICLE IV
SHARES

Section 4.1. Certificates for Shares. Shares in the Corporation may be issued in book entry form or evidenced by certificates. However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chief Executive Officer and by the Secretary, or any Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of the Chief Executive Officer and the Secretary, or any Assistant Secretary, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and any other information required by the Act or applicable law. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors.

Section 4.2. Transfer of Shares; Holder of Record.

(a) Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares.

(b) The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares as the holder in fact and absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

Section 4.3. Regulations. Subject to the provisions of this Article IV, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

Section 4.4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

Section 4.5. Lost or Destroyed Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

ARTICLE V
INDEMNIFICATION

Section 5.1. Right to Indemnification. The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (“Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such Eligible Person is or was a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines or penalties against (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding if the Eligible Person acted in good faith and in a manner the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding either (i) had reasonable cause to believe the Eligible Person’s conduct was lawful, or (ii) had no reasonable cause to believe the Eligible Person’s conduct was unlawful; provided, however, that the foregoing shall not apply to a Proceeding commenced by a current or former director, officer or employee of the Corporation except for such a Proceeding commenced following a Change in Control (as hereafter defined) with respect to actions or failure to act prior to such Change in Control. Any right of an Eligible Person to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, advancement of any expenses incurred by the Eligible Person in connection with such Proceeding in accordance with Section 5.4 of these Bylaws.

Section 5.2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Eligible Person against any expense, judgments, fines and amounts paid in settlement as specified in Section 5.1 of these Bylaws or incurred by any Eligible Person in connection with any Proceeding referred to in such section, to the fullest extent permitted by applicable law now or hereafter in effect. The Corporation may enter into agreements with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity supplemental to or in furtherance of the provisions of this Article V and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and advancement of expenses as provided in this Article V.

Section 5.3. Non-Exclusive Rights; Applicability to Certain Proceedings. The rights provided in this Article V shall not be exclusive of any other rights to which any Eligible Person may otherwise be entitled, and the provisions of this Article V shall inure to the benefit of the heirs and legal representatives of any Eligible Person and shall be applicable to Proceedings commenced or continuing after the adoption of this Article V, whether arising from acts or omissions occurring before or after such adoption.

Section 5.4. Advancement of Expenses. All reasonable expenses incurred by or on behalf of an Eligible Person in connection with any Proceeding shall be advanced to the Eligible Person by the Corporation within 60 days after the receipt by the Corporation of a statement or statements from the Eligible Person requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding unless a determination has been made pursuant to Section 5.5 of these Bylaws that such Eligible Person is not entitled to indemnification. Any such statement or statements shall reasonably evidence the expenses incurred by the Eligible Person and shall include any written affirmation or undertaking to repay advances if it is ultimately determined that the Eligible Person is not entitled to indemnification under this Article V.

Section 5.5. Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification and advancement of expenses under this Article V.

(a) To obtain indemnification under this Article V, an Eligible Person shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Eligible Person and reasonably necessary to determine whether and to what extent the Eligible Person is entitled to indemnification (the “Supporting Documentation”). The determination of the

Eligible Person’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such request, advise the Board in writing of the Eligible Person’s request.

(b) An Eligible Person’s entitlement to indemnification under this Article V shall be determined in one of the following methods, such method to be selected by the Board of Directors, regardless of whether there are any Disinterested Directors (as hereinafter defined): (i) by a majority vote of the Disinterested Directors, if they constitute a quorum of the Board; (ii) by a written opinion of Special Counsel (as hereinafter defined) if (A) a Change in Control shall have occurred and the Eligible Person so requests or (B) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to the shareholders for their determination); or (iv) as provided in subsection (d).

(c) In the event of the determination of entitlement is to be made by Special Counsel, a majority of the Disinterested Directors shall select the Special Counsel, but only Special Counsel to which the Eligible Person does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Eligible Person shall select such Special Counsel, but only Special Counsel to which a majority of the Disinterested Directors does not reasonably object.

(d) Except as otherwise expressly provided in this Article V, if a Change in Control shall have occurred, the Eligible Person shall be presumed to be entitled to indemnification (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with subsection (a), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under subsection (b) to determine entitlement shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Eligible Person shall be deemed to be, and shall be, entitled to indemnification and advancement of expenses unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of an Eligible Person to indemnification or create a presumption that the Eligible Person did not act in good faith and in a manner which the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

(e) In the event that a determination is made that the Eligible Person is not entitled to indemnification (i) the Eligible Person shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Eligible Person’s sole option, in an appropriate court of the state of Indiana or any other court of competent jurisdiction; (ii) in any such Proceeding the Eligible Person shall not be prejudiced by reason of the prior determination pursuant to this Section 5.5 of these Bylaws; and (iii) if a Change in Control shall have occurred, in any such Proceeding the Corporation shall have the burden of proving that the Eligible Person is not entitled to indemnification but only with respect to actions or failures to act occurring prior to such Change in Control.

(f) If a determination shall have been made or deemed to have been made that the Eligible Person is entitled to indemnification, the Corporation shall be obligated to pay the amounts incurred by the Eligible Person within ten days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. In the event that (A) any advancement of expenses is not timely made pursuant to Section 5.4 or (B) payment of indemnification is not made within ten days after a determination of entitlement to indemnification has been made, the Eligible Person shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Eligible Person such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Indiana or any other court of competent jurisdiction, contesting the right of the Eligible Person to receive indemnification hereunder due to the occurrence of an event described in clause (i) or (ii) of this subsection (f) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(g) The Corporation shall be precluded from asserting in any Proceeding commenced pursuant to this Section 5.5 that the procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by the provisions of this Article V.

(h) In the event that the Eligible Person seeks a judicial adjudication of his or her rights under, or to recover damages for breach of this Article V, the Eligible Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation, against, any expenses actually and reasonably incurred by the Eligible Person if the Eligible Person prevails in such judicial adjudication. If it shall be determined in such judicial adjudication that the Eligible Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Eligible Person in connection with such judicial adjudication shall be prorated accordingly.

Section 5.6. Certain Definitions. For purposes of this Article V:

(a) “Change in Control” means any of the following events: (i) the acquisition by any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) the Corporation, (B) any subsidiary of the Corporation, (C) any employee benefit plan or employee stock plan of the Corporation or a subsidiary of the Corporation or any trustee or fiduciary with respect to any such plan when acting in that capacity, (D) an underwriter temporarily holding securities pursuant to an offering of such securities, (E) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation of “beneficial ownership” as defined in Rule 13d-3 under the Act, directly or indirectly, of 20 percent or more of the shares of the Corporation’s capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors (or which would have such voting power but for the application of IC 23-1-42-1 through IC 23-1-42-11) (“Voting Stock”); (ii) the first day on which less than a majority of the total membership of the Board of Directors shall be Continuing Directors; (iii) consummation of a merger, share exchange, or consolidation of the Corporation (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the Voting Stock of the Corporation or such surviving entity immediately after such Transaction; or (iv) approval by the shareholders of the Corporation of a complete liquidation of the Corporation or a sale of disposition of all or substantially all the assets of the Corporation.

(b) “Continuing Directors” means individuals who at the beginning of the two-year period ending on any date of determination and any new Director (other than a Director designated by the Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of Section 5.6(a)) whose election by the Board of Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved.

(c) “Disinterested Director” means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Eligible Person.

(d) “Special Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent any other party to the Proceeding giving rise to a claim for indemnification under this Article V. In addition, any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Eligible Person in an action to determine the Eligible Person’s rights under this Article V may not act as Special Counsel.

Section 5.7. Indemnification of Agents. Notwithstanding any other provisions of this Article V, the Corporation may, consistent with the provisions of applicable law, indemnify any person other than a Director, officer or employee of the Corporation who is or was an agent of the Corporation and who is or was involved in any manner (including, without limitation, as party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an agent of the Corporation or, at the request of the Corporation, a director, officer, partner, member, manager, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such person in connection with any such Proceeding, consistent with the provisions of applicable law.

Section 5.8. Effect of Amendment or Repeal. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article V shall adversely affect the rights of any Eligible Person under this Article V (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Eligible Person.

Section 5.9. Severability. If any provision of this Article V shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article V (including, without limitation, all portions of any Section of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article V (including, without limitation, all portions of any Section of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VI
MISCELLANEOUS

Section 6.1. Checks. All checks, drafts or other orders for payment of money shall be signed in the name of the Corporation by such officers or persons as shall be designated form time to time by resolutions adopted by the Board of Directors and included in the minute book of the Corporation, and in the absence of such designation, such checks, drafts or other orders for payment shall be signed by the Chief Executive Officer, the Chief Financial Officer or the Treasurer.

Section 6.2. Execution of Documents. All contracts, leases, licenses, notes, mortgages, indentures and other agreements or other documents to which the Corporation is a party shall be signed in the name of the Corporation by such officers or persons as shall be designated from time to time by resolutions adopted by the Board of Directors, and in the absence of such designation, may be signed by the Chief Executive Officer, unless otherwise directed by the Board of Directors or as otherwise required by law.

Section 6.3. Loans. Such of the officers of the Corporation as shall be designated from time to time by any resolution adopted by the Board of Directors and included in the minute book, and in the absence of any such designation, the Chief Executive Officer of the Corporation shall have the power, with such limitations thereon as may be fixed by the Board of Directors, to borrow money in the Corporation’s behalf, to establish credit, to discount bills and papers, to pledge collateral and to execute such notes, bonds, debentures or other evidences of indebtedness, and such mortgages, trust indentures and other instruments in connection therewith, as may be authorized from time to time by such Board of Directors.

Section 6.4. Fiscal Year. The fiscal year of the Corporation shall end on the Saturday closest to January 31 of each year.

Section 6.5. Indiana Business Corporation Law. The provisions of the Act, as amended, applicable to all matters relevant to, but not specifically covered by, these Bylaws are hereby, by reference, incorporated in and made a part of these Bylaws.

Section 6.6. Amendments. These Bylaws may be rescinded, changed or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Articles of Incorporation or by the Act.

Section 6.7. Amendments by Implication. Except as otherwise required by the Articles of Incorporation or by the Act, any action taken or authorized by the Board of Directors that would be inconsistent with the Bylaws then in effect, but is taken or authorized by affirmative vote of not less than the number of Directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

Section 6.8. Seal. The Corporation shall have a corporate seal, which shall have inscribed the name of the Corporation.

Section 6.9. Books and Records. Subject to the laws of the State of Indiana, the books of account, records, documents and papers of the Corporation may be kept at any place or places within or without the State of Indiana.

Section 6.10. Electronic Transmission. When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission” as defined in Section 23-1- 20-8.5 of the Act, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

Section 6.11. Definition of Articles of Incorporation. The term “Articles of Incorporation” as used in these Bylaws means the Second Amended and Restated Articles of Incorporation of the Corporation as the same may be amended, restated or amended and restated from time to time.